                                                                     EXHIBIT 4.2


                                 RESTATED BYLAWS

                                       of

                        ASSOCIATED MATERIALS INCORPORATED


                   As Amended and Restated as of May 24, 2001

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I         OFFICES......................................................1

     1.1.     Registered Office and Agent......................................1

     1.2.     Other Offices....................................................1

ARTICLE II        MEETINGS OF STOCKHOLDERS.....................................1

     2.1.     Annual Meeting...................................................1

     2.2.     Special Meeting..................................................1

     2.3.     Place of Meetings................................................2

     2.4.     Notice...........................................................2

     2.5.     Notice of Stockholder Business...................................2

     2.6.     Inspectors.......................................................3

     2.7.     Order of Business................................................3

     2.8.     Nomination of Director Candidates................................3

     2.9.     Substitution of Nominees.........................................4

     2.10.    Compliance with Procedures.......................................4

     2.11.    Voting List......................................................4

     2.12.    Quorum...........................................................5

     2.13.    Majority Vote; Withdrawal of Quorum..............................5

     2.14.    Method of Voting; Proxies........................................5

     2.15.    Record Date......................................................6

     2.16.    Chairman of Stockholders' Meetings...............................6

ARTICLE III       DIRECTORS....................................................6

     3.1.     Management.......................................................6

     3.2.     Powers...........................................................6

     3.3.     Number, Election and Term........................................6

     3.4.     Newly Created Directorships and Vacancies........................7

     3.5.     Meetings.........................................................7

     3.6.     Notices..........................................................7

     3.7.     Quorum; Majority Vote............................................7

     3.8.     Procedure........................................................7

     3.9.     Presumption of Assent............................................8

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
     3.10.    Compensation.....................................................8

ARTICLE IV        COMMITTEES...................................................8

     4.1.     Designation of Committees........................................8

     4.2.     Committee Powers and Authority...................................8

     4.3.     Committee Procedures.............................................9

ARTICLE V         NOTICE.......................................................9

     5.1.     Method...........................................................9

     5.2.     Waiver...........................................................9

ARTICLE VI        OFFICERS.....................................................9

     6.1.     Number; Titles; Term of Office...................................9

     6.2.     Removal.........................................................10

     6.3.     Vacancies.......................................................10

     6.4.     Authority.......................................................10

     6.5.     Compensation....................................................10

     6.6.     Chairman of the Board...........................................10

     6.7.     Chief Executive Officer.........................................10

     6.8.     President.......................................................10

     6.9.     Vice Presidents.................................................10

     6.10.    Secretary.......................................................11

     6.11.    Treasurer.......................................................11

     6.12.    General Counsel.................................................11

     6.13.    Appointed Officers..............................................11

ARTICLE VII       INDEMNIFICATION.............................................11

     7.1.     Suits By Third Parties..........................................11

     7.2.     Suits in the Name of the Corporation............................12

     7.3.     Successful Defense..............................................12

     7.4.     Determination to Indemnify......................................12

     7.5.     Provisions Nonexclusive.........................................13

     7.6.     Insurance.......................................................13

     7.7.     Surviving Corporation...........................................13

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
     7.8.     Continuing Indemnification......................................13

ARTICLE VIII      STOCK CERTIFICATES AND STOCKHOLDERS.........................13

     8.1.     Certificates for Shares.........................................13

     8.2.     Replacement of Lost or Destroyed Certificates...................14

     8.3.     Transfer of Shares..............................................14

     8.4.     Registered Stockholders.........................................14

     8.5.     Regulations.....................................................14

     8.6.     Legends.........................................................14

ARTICLE IX        MISCELLANEOUS PROVISIONS....................................14

     9.1.     Dividends.......................................................14

     9.2.     Reserves........................................................15

     9.3.     Books and Records...............................................15

     9.4.     Fiscal Year.....................................................15

     9.5.     Seal............................................................15

     9.6.     Resignation.....................................................15

     9.7.     Securities of Other Corporations................................15

     9.8.     Amendment of Bylaws.............................................15

     9.9.     Telephonic Meetings.............................................15

     9.10.    Headings........................................................16

     9.11.    References......................................................16

                                 RESTATED BYLAWS

                                       of

                        ASSOCIATED MATERIALS INCORPORATED

                             A Delaware Corporation

                                    PREAMBLE

         These Bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the "DGCL") and the Restated Certificate of Incorporation of Associated Materials Incorporated (the "Corporation"). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation"), such provisions of the DGCL or the Restated Certificate of Incorporation, as the case may be, will be controlling.

                                    ARTICLE I

                                     OFFICES

         1.1. Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

         1.2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors in its discretion may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         2.1. Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meeting, the stockholders shall elect Directors and transact such other business as properly may be brought before the meeting.

         2.2. Special Meeting. A special meeting of the stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer or a majority of the Board of Directors or as otherwise provided by the Restated Certificate of Incorporation; provided, however, that until such time as The Prudential Insurance Company of America ("Prudential") and its Affiliates (as defined) are the record holders of shares of Common Stock and/or Class B Common Stock representing less than 5% of the then issued and outstanding shares of Common

Stock, on a Fully-Diluted Basis (as defined) that, when acquired by Prudential and/or its Affiliates, had not been registered pursuant to the Securities Act of 1933, as amended, the holders of 25% or more of the outstanding Common Stock shall have the right to call a special meeting of stockholders solely for the purpose of removing any Director of the Corporation, filling any vacancy created thereby or amending these Bylaws. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting. For the purpose of this Section 2.2 (i) the term "Affiliate" shall mean a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person; (ii) the term "control" shall mean the power to cause the election of a majority of members of the board of directors or other governing body of any entity; and (iii) the term "Fully-Diluted Basis" shall mean after giving effect to the exercise, conversion and exchange of all securities or other rights then exercisable or convertible into or exchangeable for Common Stock (including, without limitation, any subscriptions, options, warrants, conversions or other rights pursuant to any agreements, arrangements or commitments of any kind obligating the corporation to issue or sell any shares of Common Stock or any securities exercisable or convertible into or exchangeable for Common Stock).

         2.3. Place of Meetings. Any meeting of the stockholders may be held at such time and such place, either within or without the State of Delaware, as shall be designated by the Board of Directors, as designated in the notice or waiver of notice of such meeting. If no designation is made by the Board of Directors in the notice or waiver of notice, the place of the meeting shall be the principal office of the Corporation. Notwithstanding the foregoing provisions of this Section 2.3, any special meeting of stockholders that has been called by the stockholders pursuant to Section 2.2 hereof, shall be held at such time and such place as shall be designated by the stockholders in the notice to the Corporation calling such meeting.

         2.4. Notice. Written notice stating the place, date, and hour of each meeting of the stockholders and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. Such further notice shall be given as may be required by law. Any previously scheduled meeting of the stockholders (other than a special meeting of stockholders called by the stockholders pursuant to Section 2.2 hereof) may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

         2.5. Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of Directors constituting a majority of the total number of Directors that the Corporation would have if there were no vacancies on the Board of Directors, or (iii) otherwise properly be requested to be brought before the meeting by a stockholder. For business to be properly requested to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 80 calendar days prior to the meeting; provided, however, that in the event that the date of


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the meeting is not publicly announced by the Corporation by mail, press release or otherwise more than 90 calendar days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the 10th calendar day following the day on which such announcement of the date of the meeting was communicated to stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.5. The chairman of the stockholders' meeting, as specified in Section 2.16 hereof, shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         2.6. Inspectors. The Board of Directors shall appoint one or more inspectors of election, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act as judges of the voting and to determine those entitled to vote at any stockholders' meeting, or any adjournment thereof, in advance of such meeting, but if the Board of Directors fails to make any such appointment or if an appointee fails to serve, the chairman of the stockholders' meeting may appoint substitute inspectors.

         2.7. Order of Business. Unless otherwise determined by the Board of Directors prior to the stockholders' meeting, the chairman of the stockholders' meeting shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, whether any stockholder or his proxy may be excluded from any stockholders' meeting based upon any determination by the chairman of the stockholders' meeting, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any stockholders' meeting.

         2.8. Nomination of Director Candidates. Subject to the rights of holders of Preferred Stock, if any, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors for such purpose or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than 50 calendar days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by mail, press release or otherwise more than 60 calendar days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the 10th calendar day following the day on which such announcement of the date of the meeting was communicated to stockholders. Each such notice shall set forth:
(i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the applicable rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the signed consent of each nominee to serve as a Director of the Corporation if so elected.

         Notwithstanding anything in these Bylaws to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement (i.e., disclosure in a press release or in a document publicly filed with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(a) of the Securities Exchange Act of 1934, as amended) naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 50 calendar days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

         2.9. Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with Section 2.8 hereof and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five calendar days prior to the date of the meeting for the election of such nominee of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 2.8 hereof had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such substitute nominee.

         2.10. Compliance with Procedures. If the chairman of the stockholders' meeting at which the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of Sections 2.8 and 2.9 hereof, such nomination shall be void; provided, however, that nothing in Sections 2.8 and 2.9 hereof shall be deemed to limit any rights of holders of Preferred Stock.

         2.11. Voting List. At least 10 calendar days before each meeting of stockholders, the Secretary shall prepare or cause to be prepared a complete list of stockholders entitled to vote thereat, arranged in alphabetical order, with the address of, and number of voting shares held by, each. For a period of 10 calendar days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held, which place shall be specified in the notice of meeting, and shall be subject to inspection by any stockholder during ordinary business hours for any purpose germane to the meeting. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting, and shall be subject to inspection by any stockholder who is present.

         2.12. Quorum. Except as otherwise provided by applicable law, the Restated Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares entitled to vote, present in person or by proxy at any meeting of stockholders, shall constitute a quorum at such meeting; provided, however, that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall be required for the transaction of such business. If a quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

         2.13. Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of applicable law, the Restated Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         2.14. Method of Voting; Proxies. Except as otherwise provided in the Restated Certificate of Incorporation, in any designation of rights of a series of Preferred Stock pursuant to the Restated Certificate of Incorporation or by applicable law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of Directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated on the proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

         2.15. Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a date for any such determination of stockholders, such date in any case to be not more than 60 calendar days and not less than 10 calendar days prior to such meeting, nor more than 60 calendar days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting was held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         2.16. Chairman of Stockholders' Meetings. The Chairman of the Board shall serve as chairman of any meeting of stockholders and the Secretary shall keep the records of each meeting of stockholders, and in the absence of either such officer, that officer's duties shall be performed by the officer given the authority to act for such absent officer under these Bylaws or by some other person appointed by the Board of Directors.

                                   ARTICLE III

                                    DIRECTORS

         3.1. Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, subject to the restrictions imposed by applicable law, the Restated Certificate of Incorporation or these Bylaws.

         3.2. Powers. In addition to the powers and authority expressly conferred by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all lawful acts and things as are not by applicable law or the Restated Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         3.3. Number, Election and Term. Except as otherwise fixed by, or pursuant to the provisions of, the Restated Certificate of Incorporation relating to the rights of the holders of any Preferred Stock to elect additional Directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time by the Board of Directors but shall be no fewer than three. The Directors, other than those who may be elected by the holders of Preferred Stock, shall be elected at each annual meeting of the stockholders of the Corporation, by plurality vote by written ballot to hold office for a term expiring at the immediately following annual meeting of stockholders.


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


         3.4. Newly Created Directorships and Vacancies. Subject to the rights of holders of Preferred Stock and except as provided in the Restated Certificate of Incorporation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

         3.5. Meetings. Immediately after the adjournment of the annual meeting of the stockholders each year, the Directors elected thereat shall, without notice, convene the annual meeting of Directors for the organization of the Board of Directors, the election of officers and members of committees and the transaction of any other business which may properly come before such meeting. If a quorum of the Board of Directors shall not be present, the Chairman of the Board shall call a meeting for such purposes as promptly as is practicable. Except as otherwise provided in this Section 3.5, Directors may hold their regular and special meetings at such times and places and have one or more offices and keep the books of the Corporation at such places as the Board of Directors determines.

         3.6. Notices. No notice of regular meetings of the Board of Directors need be given. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President upon notice to each Director, given either in person or by mail, telephone, telegram, facsimile or similar medium of communication; special meetings shall be called by the Chairman of the Board, the Chief Executive Officer or the Secretary on like notice, on the written request of a majority of the Directors. At least 24 hours' notice of special meetings shall be given to each Director. Notwithstanding Article V hereto, for purposes of this Section 3.6, if notice is sent by mail, notice is deemed delivered on the date actually received.

         3.7. Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the Directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any Director solely present may adjourn the meeting from time to time without further notice if the time and place to which the meeting is adjourned are announced at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the meeting originally called. The act of a majority of the Directors at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by applicable law, the Restated Certificate of Incorporation or these Bylaws.

         3.8. Procedure. At meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine from time to time. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, a chairman shall be chosen by the Board of Directors from among the Directors present. The Secretary of the Corporation shall act as the secretary of the meetings of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

         3.9. Presumption of Assent. A Director of the Corporation who is present at the meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         3.10. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, paid to Directors for attendance at regular or special meetings of the Board of Directors, any committee thereof or for any other services to the Corporation; provided, however, that nothing contained in these Bylaws shall be construed to preclude any Director from serving the Corporation in any other capacity or receiving compensation therefor.

                                   ARTICLE IV

                                   COMMITTEES

         4.1. Designation of Committees. The Board of Directors may establish committees for the performance of delegated or designated functions to the extent permitted by law. Each committee shall consist of one or more Directors of the Corporation.

         4.2. Committee Powers and Authority. The Board of Directors may provide, by resolution or by amendment to these Bylaws, that a committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that a committee may not exercise the power or authority of the Board of Directors in reference to amending the Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to the Restated Certificate of Incorporation, fix the designations and any of the preferences or rights of shares of authorized Preferred Stock of the Corporation relating to dividends, redemption, dissolution, any distribution of property or assets of the Corporation, or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.


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


         4.3. Committee Procedures. Except as may be otherwise provided in a resolution or resolutions duly adopted by the Board of Directors, a majority of the members of a committee shall constitute a quorum and a majority vote of the members at a meeting at which a quorum is present shall be the act of the committee. A committee shall keep minutes of its proceedings, and shall report its proceedings to the Board of Directors when required or when requested by a Director to do so.

                                    ARTICLE V

                                     NOTICE

         5.1. Method. Whenever by applicable law, the Restated Certificate of Incorporation or these Bylaws, notice is required to be given to any Director, committee member or stockholder and no provision is made as to how such notice shall be given, such provision shall not be construed to mean personal notice, but any such notice may be given (i) in writing, by mail, postage prepaid, addressed to such Director, committee member or stockholder at his address as it appears on the books or, in the case of a stockholder, the stock transfer records of the Corporation, or (ii) by any other method permitted by applicable law (including but not limited to telegram). Except as set forth in Section 3.6 hereof, any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

         5.2. Waiver. Whenever any notice is required to be given to any Director, committee member or stockholder of the Corporation by applicable law, the Restated Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be equivalent to the giving of such notice. Attendance of a Director, committee member or stockholder at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE VI

                                    OFFICERS

         6.1. Number; Titles; Term of Office. The elected officers of the Corporation may include a Chairman of the Board, Chief Executive Officer, President, one or more Vice Presidents, a Secretary, a Treasurer, a General Counsel and such other officers as the Board of Directors may from time to time elect. The Chairman of the Board shall be chosen from the Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a Director of the Corporation or a resident of the State of Delaware.

         6.2. Removal. Any elected officer may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee benefit plan.

         6.3. Vacancies. Any vacancy occurring in an elected office of the Corporation (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

         6.4. Authority. Elected officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

         6.5. Compensation. The compensation of elected officers shall be fixed from time to time by the Board of Directors or a committee thereof.

         6.6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall perform all such other duties as are properly required of him by the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

         6.7. Chief Executive Officer. The Chief Executive Officer, subject to the direction and control of the Board of Directors, shall have general and active management of the business of the Corporation. The Chief Executive Officer may negotiate for, approve, and execute contracts, deeds and other instruments on behalf of the Corporation. The Chief Executive Officer, in the absence of the Chairman of the Board or in the event of his disability, inability or refusal to act, shall perform the duties and exercise the powers of the Chairman of the Board. The Chief Executive Officer shall perform such additional functions and duties as the Board of Directors may from time to time prescribe.

         6.8. President. The President, subject to the direction and control of the Chairman of the Board, the Chief Executive Officer or the Board of Directors, shall manage the business of the Corporation. The President may execute contracts, deeds and other instruments on behalf of the Corporation. The President, in the absence of the Chief Executive Officer or in the event of his disability, inability or refusal to act, shall perform the duties and exercise the power of the Chief Executive Officer. Upon the death, absence or disability of the President, the Chief Executive Officer shall perform or delegate the duties and powers of the President.

         6.9. Vice Presidents. Each Vice President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or be delegated to him by the President. The Board of Directors may assign to any Vice President general supervision and charge over any territorial or functional division of the business and affairs of the Corporation. In the absence or incapacity of the President, the powers, duties, and functions of the President shall be temporarily performed and exercised by such one of the Vice Presidents as shall be designated by the Board of Directors.

         6.10. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Board of Directors and all other notices required by applicable law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by an person thereunto directed by the Chairman of the Board or the President or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest to the same.

         6.11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, taking proper vouchers for any such disbursements. The Treasurer shall render to the Chairman of the Board, the President and the Board of Directors, as and when requested by them, or any of them, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

         6.12. General Counsel. The General Counsel shall be the chief legal officer of the Corporation. He shall provide legal counsel and advice to the Board of Directors and to the officers with respect to compliance with applicable laws and regulations. He shall also provide or obtain legal defense of the Corporation. He shall render to the Board of Directors, the Chairman of the Board and the President, as and when requested by them, or any of them, a report on the status of claims against, and pending litigation of, the Corporation.

         6.13. Appointed Officers. The Chairman of the Board may appoint such Assistant Secretaries, Assistant Treasurers and other officers and agents as the Chairman of the Board shall deem necessary or proper in the conduct of the affairs of the Corporation with such designations, titles, seniority, duties and responsibilities as he shall deem advisable. All officers appointed by the Chairman of the Board shall perform their duties under the direction of the Chairman of the Board and shall receive compensation as from time to time fixed by the Chairman of the Board and shall hold their offices at the pleasure of either the Chairman of the Board or the Board of Directors. The Chairman of the Board shall report appointments of officers pursuant to this Section 6.13 to the Board of Directors.

                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1. Suits By Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         7.2. Suits in the Name of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         7.3. Successful Defense. To the extent that any person referred to in Sections 7.1 and 7.2 hereof has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Sections, or in defense or any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         7.4. Determination to Indemnify. Any indemnification under Sections 7.1 and 7.2 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders.

         7.5. Provisions Nonexclusive. The indemnification provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled, under the Restated Certificate of Incorporation or under any other bylaw, agreement, insurance policy, vote of stockholders or disinterested Directors, applicable law or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         7.6. Insurance. By action of the Board of Directors, notwithstanding any interest of the Directors in the action, the Corporation shall have power to purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another Corporation, partnership, joint venture, trust, association or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not he is indemnified against such liability or expense under the provisions of this Article VII and whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article VII or of the DGCL or by any other applicable law.

         7.7. Surviving Corporation. The Board of Directors may provide by resolution that references to "the Corporation" in this Article VII shall include, in addition to this Corporation, all constituent corporations absorbed in a merger with the Corporation so that any person who was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, employee or agent of another corporation, partnership, joint venture, trust, association or other entity shall stand in the same position under the provisions of this Article VII with respect to this Corporation as he would if he had served this Corporation in the same capacity or is or was so serving such other entity at the request of this Corporation, as the case may be.

         7.8. Continuing Indemnification. The indemnification provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

                                  ARTICLE VIII

                       STOCK CERTIFICATES AND STOCKHOLDERS

         8.1. Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and each such certificate may be sealed with the seal of the Corporation or a facsimile thereof. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

         8.2. Replacement of Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates representing shares of stock be issued in place of a certificate or certificates representing shares of stock theretofore issued by the Corporation and alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares of stock that was or were lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may be in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

         8.3. Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         8.4. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         8.5. Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation.

         8.6. Legends. The Board of Directors shall have the power and authority to provide the certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.1. Dividends. Subject to provisions of applicable law and the Restated Certificate of Incorporation, dividends may be declared by the Board of Directors at any time and from time to time and may be paid in cash, in property or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

         9.2. Reserves. There may be created by the Board of Directors out of funds of the Corporation legally available therefor such reserve or reserves as the Directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         9.3. Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders, Board of Directors, and any committee of the Board of Directors, and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

         9.4. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors; provided, however, that if such fiscal year is not fixed by the Board of Directors and the Board of Directors does not defer determination of the fiscal year, the fiscal year shall be the calendar year.

         9.5. Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

         9.6. Resignation. Any Director, committee member or officer may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         9.7. Securities of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, and take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy or consent with respect to any such securities.

         9.8. Amendment of Bylaws. These Bylaws may be altered, amended or repealed: (i) at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the Directors present at any such meeting, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting; or (ii) at any meeting of the stockholders at which a quorum is present, in person or by proxy, by the affirmative vote of a majority of the shares represented and entitled to vote thereat, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

         9.9. Telephonic Meetings. The Board of Directors, and members of any committee thereof, may participate in and hold a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         9.10. Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

         9.11. References. Whenever in these Bylaws the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.